UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 12, 2011

REGENCY RESOURCES, INC.
 (Exact Name of Registrant as Specified in its Charter)

Nevada	000-53611	98-0515726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Glouchester Ave., Flat 5, Camden Town, London, England	NW1 7AU
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-44-207-267-2160

Former name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 –    OTHER EVENTS

Item 8.01    Other Events.

The Board of Directors of Regency Resources, Inc., a Nevada corporation (the “Company”) previously approved a stock dividend of twenty-nine shares of common stock of the Company for each share of common stock issued and outstanding, subject to necessary regulatory processing and approval by the Financial Industry Regulatory Authority (“FINRA”).  On December 12, 2011, the Company received approval from FINRA to proceed with the stock dividend.  In accordance with the proposed stock dividend, the Company issued a dividend of twenty-nine shares of common stock of the Company for each share of common stock issued and outstanding as of the record date of December 12, 2011 (the “Stock Dividend”).  The payment date for the Stock Dividend is December 12, 2011.

The Stock Dividend will increase the number of the Company’s issued and outstanding common stock to 73,500,000, from the current 2,450,000.  The Stock Dividend will not affect the number of the Company’s authorized common stock or its par value, which remain at 200,000,000 and $0.001 par value per share, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY RESOURCES, INC. a Nevada Corporation

Dated: December 12, 2011	/s/ Jane C. H. Brooke Jane C. H. Brooke, President